RF INDUSTRIES, LTD.                                       For Immediate Release
RF Connectors/Aviel/Neulink/Bioconnect

Investor Contact:                                              Company Contact:
Neil Berkman Associates                                        Howard F. Hill
(310) 826 - 5051                                               President/CEO
info@berkmanassociates.com                                     (858) 549-6340



                RF Industries' Reports Record Third Quarter Sales


                     Sales Jump 20% to Record $3.9 Million;
        Net Income Increases 110% to $407,000, or $0.11 Per Diluted Share


            SAN DIEGO, CA -- September 13, 2006 -- RF INDUSTRIES, LTD., (NASDAQ:RFIL) today announced record sales for the third quarter of fiscal 2006.

            For the three months ended July 31, 2006, net sales jumped 20% to a record $3,920,000 and net income increased 110% to $407,000, or $0.11 per diluted share. In the same quarter last year, net sales set a third quarter record $3,277,000 and net income was $194,000, or $0.05 per diluted share.

            For the nine months ended July 31, 2006, net sales increased 14% to a record 11,064,000 and net income increased 89% to $1,067,000, or $0.29 per diluted share. In the same period last year, net sales were $9,723,000, and net income was $564,000, or $.15 per diluted share.

            "Third quarter results set records at the RF Connector and Cable Assembly Division and at Bioconnect, with sales increasing 12% to over $3,000,000 and 89% to $315,000, respectively", said Howard Hill, president of RF Industries. "Profitability improved at both of these businesses. Aviel and Neulink also posted higher quarterly sales and improved operating results for the quarter. RFI's record net income benefited from strong sales of new connector and cable products, selective price increases, and a reduction in selling and administrative expenses, as a percent of sales, for the third quarter and nine months to date.

            "Our Neulink Telemetry Division recently received and shipped a $77,000 order for modified models of its flagship NL6000 wireless modem to Lockheed Martin, the nation's largest defense contractor. A similar follow-on order is anticipated in fiscal 2007 and we are working closely with this customer to pursue additional applications for NL6000 wireless modems which, if successful, could significantly benefit Neulink's sales in the coming year."

            Third quarter gross margin improved to 49% of sales compared to 45% of sales in the third quarter last year. Tighter cost and expense controls instituted in the second quarter of fiscal 2006 helped reduce third quarter selling and general expenses to 29% from 32% of sales in the third quarter last year. For the nine months, selling and general expenses declined to 29% from 33% of sales for the same period of fiscal 2005. "We expect that RFI's profitability will continue to benefit from these reduced expense levels in the current quarter and throughout fiscal 2007", said Hill.

                                     (more)

RF Industries' Reports Record Third Quarter Sales
September 13, 2006
Page Two


      At July 31, 2006, RFI reported cash and cash equivalents of $3,565,000 and investments in available-for-sale securities of $3,667,000, for a total of $7,232,000 in liquid and short-term near-liquid resources, working capital of $12,036,000, a 9 to 1 current ratio, no long-term debt and stockholders' equity of $12,744,000 or $3.97 per share.

      RFI's RF Connectors division designs and distributes radio frequency (RF) coaxial connectors and cable assemblies used for Wi-Fi, PCS, radio, test instruments, computer networks and antenna devices. Aviel Electronics provides custom microwave, and RF Connector solutions to aerospace, OEM and Government agencies. Neulink designs and markets wireless digital data transmission products for industrial monitoring, wide area networks, GPS tracking and locations systems. RFI's Bioconnect operation designs, manufactures and distributes specialized electrical cabling and interconnect products to the medical monitoring market.

The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, uncertainties detailed in the Company's Securities and Exchange Commission filings.


                                    * * * * *

                               RF INDUSTRIES, LTD.
                         CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                  Three Months Ended               Nine Months Ended
                                                       July 31,                        July 31,
                                             ---------------------------     ---------------------------
                                                 2006            2005            2006            2005
                                             -----------     -----------     -----------     -----------
Net sales                                    $ 3,920,233     $ 3,276,581     $11,064,465     $ 9,722,605

Cost of sales                                  1,989,226       1,792,903       5,781,047       5,262,214
                                             -----------     -----------     -----------     -----------

     Gross profit                              1,931,007       1,483,678       5,283,418       4,460,391

Operating expenses:
  Engineering                                    118,712         131,214         398,875         391,857
  Selling and general                          1,131,938       1,041,293       3,182,084       3,169,348
                                             -----------     -----------     -----------     -----------

     Total expenses                            1,250,650       1,172,507       3,580,959       3,561,205
                                             -----------     -----------     -----------     -----------

Operating income                                 680,357         311,171       1,702,459         899,186

Other income - interest                           76,291          18,462         182,374          56,798
                                             -----------     -----------     -----------     -----------

Income before provision for income taxes         756,648         329,633       1,884,833         955,984

Provision for income taxes                       349,164         135,290         817,464         392,040
                                             -----------     -----------     -----------     -----------

Net income                                   $   407,484     $   194,343     $ 1,067,369     $   563,944
                                             ===========     ===========     ===========     ===========

Earnings per share:
  Basic                                      $      0.13     $      0.06     $      0.34     $      0.19
                                             ===========     ===========     ===========     ===========

  Diluted                                    $      0.11     $      0.05     $      0.29     $      0.15
                                             ===========     ===========     ===========     ===========

Weighted average shares outstanding
  Basic                                        3,209,484       3,062,396       3,171,260       3,039,243
                                             ===========     ===========     ===========     ===========

  Diluted                                      3,723,927       3,782,733       3,694,522       3,804,324
                                             ===========     ===========     ===========     ===========

                               RF INDUSTRIES, LTD.
                            CONDENSED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                                  July 31,  October 31,
                                     ASSETS                         2006        2005
                                                                  -------     -------
CURRENT ASSETS:
  Cash and cash equivalents                                       $ 3,565     $ 4,507
  Investment in available-for-sale securities                       3,667          --
  Trade accounts receivable, net                                    1,771       1,891
  Notes receivable                                                     --           2
  Inventories                                                       4,161       4,181
  Income tax refund receivable                                         --         306
  Other current assets                                                157          97
  Deferred tax assets                                                 207         136
                                                                  -------     -------

     TOTAL CURRENT ASSETS                                          13,528      11,120

Property, and equipment, net                                          413         466
Goodwill                                                              201         201
Amortizable intangible asset                                           83         113
Notes receivable from related parties                                  --          30
Note receivable from stockholder                                       67          67
Other assets                                                           28          28
                                                                  -------     -------

     TOTAL ASSETS                                                 $14,320     $12,025
                                                                  =======     =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                $   551     $   335
  Accrued expenses                                                    941         378
                                                                  -------     -------

     TOTAL CURRENT LIABILITIES                                      1,492         713

Deferred tax liabilities                                               84         106
                                                                  -------     -------

     TOTAL LIABILITIES                                              1,576         819
                                                                  -------     -------

STOCKHOLDERS' EQUITY
  Common stock - authorized 10,000,000 shares,
    3,209,484 and 3,082,521 shares issued and outstanding              32          31
  Additional paid-in capital                                        4,321       3,873
                                                                  -------     -------
  Net unrealized gain on available-for-sale securities                 21          --
  Retained earnings                                                 8,370       7,302
                                                                  -------     -------

     TOTAL STOCKHOLDERS' EQUITY                                    12,744      11,206
                                                                  -------     -------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $14,320     $12,025
                                                                  =======     =======